UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2006

QuantRx Biomedical Corporation

(Exact name of Registrant as Specified in Charter)

Nevada	0-17119	33-0202574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Suite 300 Doylestown, Pennsylvania	18901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 880-1595

321 Norristown Road, Suite 230, Ambler, Pennsylvania 19002
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2006, the Board of Directors of QuantRx Biomedical Corporation, a Nevada corporation (the “Board”), elected Arthur Hull Hayes, Jr., M.D. to the Board, effective September 1, 2006. In connection with Mr. Hayes’ election, the Board increased its size to five directors. Mr. Hayes was appointed as a Class 1 director and will hold office until QuantRx’ 2007 Annual Meeting of Stockholders, subject to his earlier resignation or removal.

The Board of Directors has not yet appointed Mr. Hayes to any committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION
Date: September 8, 2006	By:/s/Walter Witoshkin
Walter Witoshkin President and Chief Executive Officer